ATTACHMENT B- LABORATORY CORPORATION OF AMERICA HOLDINGS
SCHEDULE OF SUBSIDIARIES
December 31, 2004

ALL SUBSIDIARIES ARE DIRECTLY OR INDIRECTLY 100% OWNED BY THE PARENT UNLESS OTHERWISE NOTED

Laboratory Corporation of America Holdings (LCAH) (Parent)
o        Incorporated March 8, 1994 in Delaware as National Health Laboratories Holdings Inc.(NHLHI) and
     renamed April 28, 1995 in connection with the merger of Roche Biomedical Laboratories, Inc. (RBL)
     and NHLHI
o        Clinical laboratory testing operation

Subsidiaries:

Laboratory Corporation of America (LCA)
o        Incorporated March 23, 1971 in Delaware as DCL Health Laboratories Incorporated, on May 28,
     1974 name was changed to National Health Laboratories Incorporated (NHL), and renamed Laboratory
     Corporation of America in connection with the merger on April 28, 1995
o        Clinical laboratory testing operation

DIANON Systems, Inc.
o        Acquired January 17, 2003
o        100% owned by LCAH
o        Clinical laboratory testing operation
o        Urocor Acquisition Corp.
o        Non-operating, 100% owned by DIANON Systems, Inc.
o        Decision Diagnostics LLC (aka DaVinici/Medicorp LLC)
o        50% owned by DIANON Systems, Inc.
o        MD Datacor Inc.
o        14% owned by DIANON

Dynacare Laboratories, Inc.
o        100% owned by LCA, acquired July 25, 2002
o        U.S. Joint Ventures
o        UHS/DL, LP         (Tennessee)
o        94.8%owned by Dynacare Laboratories, Inc., 0.4% owned by DL/UHS, Inc.
o        DL/UHS, Inc.     (Tennessee)
o        50% owned by Dynacare Laboratories, Inc.
o        Currently negotiating to increase our ownership percentage
o        United Dynacare LLC    (Milwaukee)
o        50% owned by Dynacare Laboratories, Inc.
o        U. S. Subsidiaries
o        Dynacare Holdco LLC
o        100% owned by Dynacare Company
o        Dynacare Northwest Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Clinical Laboratories Cheyenne
o        100% owned by Dynacare Laboratories, Inc.
o        Dynacare Southwest Laboratories, Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Dynacare Oklahoma Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Dynacare Mississippi Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        HHD Gen Par Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        HH/DL LP
o        49.5% owned by Dynacare Southwest Laboratories Inc., 49.5% by Dynacare Laboratories, Inc. and
              1% by HHD Gen Par Inc.
o        Managing Partner: HHD Gen Par Inc.
o        SW/DL LP
o        99% owned by HH/DL LP and 1% by HHD Gen Par, Inc.
o        Managing Partner: HHD Gen Par Inc.
o        LabSouth Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Dynacare Louisiana, L.L.C.
o        100% owned by Dynacare Laboratories, Inc.
o        Dynacare Laboratories, Inc. manages as member

Clipper Holdings Inc. (Clipper)
o        Acquired July 25, 2002 as a subsidiary of LCAH
o        Holds certain clinical laboratory assets in the U.S. and Canada
o        Canadian Subsidiaries
o        3065619 Nova Scotia Co.
o        100% owned by Clipper Holdings, Inc.
o        Dynacare Company
o        100% owned by 3065619 Nova Scotia Co.
o        Execmed Health Services Inc.
o        100% owned by Dynacare Company
o        896988 Ontario Inc.
o        100% owned by Dynacare
o        Dynacare Realty Inc.
o        100% owned by Dynacare Company
o        Glen Ames LLP - Real estate LP managing one building, 50% owned by Dynacare Realty, Inc.
o        Dynacare G.P. Inc.
o        100% owned by Dynacare Company
o        Dynacare Laboratories Limited Partnership
o        Limited Partnership 99.9% owned by Dynacare Company and 0.1% owned by Dynacare GP, Inc.
o        Canadian Joint Ventures
o        Dynacare - Gamma Medical Laboratories
o        72.99% owned by Dynacare Labs Limited Partnership
o        Dynacare - Gamma Medical Laboratory subsidiaries - all 100% owned by the partnership except as noted
o        GDML LeaseCo Inc.
o        Ultra-Med Developments Inc.
o        Gamma Dynacare Leasing Corporation
o        Dynacare X-Ray Services Limited
o        RD Belenger and Associates Ltd. - 70% ownership by Dynacare-Gamma
o        Centre Diagnostique Analab Inc. - 75% ownership by Dynacare-Gamma
o        Dynacare Gamma Institutional Laboratory Services Limited
o        Has 50% ownership in SD Laboratories Inc.
o        Dynacare - Kasper Medical Laboratories
o        43.37% owned by Dynacare Labs Limited Partnership
o        Dynacare - Kasper Medical Laboratories  subsidiaries - all 100% owned by the partnership
o        Dynacare Kasper Medical Sales Inc.
o        Dynacare Kasper Medical Laboratories (Northern Alberta) Inc.
o        Dynacare Kasper Medical Laboratories Inc.

o        Dynacare non-operating entities identified subsequent to the acquisition of Dynacare Inc. on
     July 25, 2002
o        The following non-operating entities, some of which have real estate interests, have been identified subsequent to the 7/25/02 acquisition. We are currently researching these entities for additional information regarding their directors and officers.
o        978550 Ontario Ltd.
o        DHG Place Du Centre Clinique
o        947342 Ontario Ltd.
o        3901858 Canada Inc.
o        Roselat Developments Limited
o        563911 Ontario Limited
o        591893 Alberta Ltd.
o        794475 Ontario Inc.
o        942489 Ontario Ltd.
o        949235 Ontario Ltd.
o        Amherstview Medical Centre Developments Inc.
o        900747 Ontario Ltd.
o        925893 Ontario Ltd.
o        942487 Ontario Ltd.
o        942492 Ontario Ltd.
o        978551 Ontario Ltd.
o        Glen Davis Equities Ltd.
o        Lawrence-Curlew Medical Centre Inc.
o        L.R.C. Management Service Inc.
o        Toronto Argyro Medical Laboratories Ltd.
o        Woodstock Medical Arts Building Inc.
o        Stockwin Corporation Ltd.
o        Thistle Place Care Corp.
o        Dynacare US Financing LLC
o        Dynagene, LLC
o        Central Wyoming Medical
o        St. Joseph's Health Centre
o        Dynacare International Inc.
o        Dynacare Canada Inc.
o        977681 Ontario Inc.
o        958069 Ontario Inc.
o        942491 Ontario Limited
o        925893 Ontario Limited
o        879606 Ontario Limited
o        854512 Ontario Limited
o        829318 Ontario Limited
o        3024539 Nova Scotia Company
o        1004679 Ontario Limited

Clinical Laboratories, Inc.
o        LCAH acquired 100% ownership on June 1, 2003
o        Provides clinical laboratory testing services

New Molecular Diagnostics Ventures LLC
o        Incorporated 9/15/03 in Delaware
o        90% owned by LCAH
o        Established to seek out new diagnostic testing opportunities

LabCorp Limited
o        Incorporated May 20, 1996 in the United Kingdom
o        Provides sales services for clinical trials, currently inactive

Lab Delivery Service of New York City, Inc.
o        Incorporated March 5, 1974 in New York
o        Provides general delivery services of laboratory specimens and materials throughout the New
     York area

LabCorp bvba
o        Previously a joint venture. LCAH acquired 100% ownership on April 27, 2001
o        Belgian corporation providing clinical trials testing services

Viro-Med Laboratories, Inc.
o        LCAH acquired 100% ownership on May 31, 2001
o        Minnesota corporation providing clinical laboratory testing services

National Genetics Institute
o        LCAH acquired 100% ownership on July 31, 2000
o        California corporation providing clinical laboratory testing services

Path Lab Holdings, Inc.
o        LCAH acquired 100% ownership on April 30, 2001
o        Delaware holding company

Path Lab, Inc. d/b/a LabCorp
o        100% ownership by Path Lab Holdings, Inc.
o        New Hampshire corporation providing clinical laboratory testing services

Medical Management Services, Inc.
o        100% ownership by Path Lab, Inc.
o        Corporation providing clinical laboratory testing services

Springfield Medical Laboratory, Inc.
o        100% ownership by Medical Management Services, Inc.
o        Corporation providing clinical laboratory testing services

Center for Genetic Services, Inc.
o        LCAH acquired 100% ownership on August 30, 2001
o        Texas corporation providing clinical laboratory testing services

Persys Technology Inc.
o        LCAH acquired 100% ownership on April 23, 2004
o        Software company developing/maintaining laboratory system interfaces

Uranium Development, Inc.
o        Incorporated in Delaware on December 13, 2004
o

Subsidiaries no longer in existence:

CompuChem Corporation
o        Incorporated May 15, 1984 in Massachusetts and acquired by RBL February 11, 1992
o        Holding company for CompuChem Laboratories, Inc.
o        Merged with and into National Laboratory Center, Inc. 12/31/97
CompuChem Laboratories, Inc.
o        Incorporated December 22, 1980 in Delaware and acquired by RBL February 11, 1992
o        Conducted toxicology and drugs of abuse laboratory testing services for health care professionals and industrial clients
o        Merged with and into National Laboratory Center, Inc. 12/31/97 (after CompuChem Corporation merged)
ChemWest Analytical Laboratories, Inc.
o        Incorporated July 18, 1986 in Delaware and acquired by RBL February 11, 1992
o        Previously provided environmental Laboratory testing services
o        Inactive since June 23, 1993
o        Merged with and into National  Laboratory  Center,  Inc.  12/31/97 (after  CompuChem  Corporation merged)
Allied Clinical Laboratories, Inc., a Delaware corporation
o        Incorporated April 20, 1989 in Delaware and acquired by NHL June 23, 1994
o        Holding company for Allied Clinical Laboratories, Inc. (Oregon)
o        Merged with and into LCA 12/27/96
Allied Clinical Laboratories, Inc., an Oregon corporation
o        Incorporated August 26, 1970 in Oregon as Rice Clinical Laboratories, Inc. and acquired June
     23, 1994 by NHL
o        Clinical laboratory testing operation
o        Merged with and into Allied Clinical Laboratories, Inc., a Delaware corporation 12/27/96
LabCorp Occupational Testing Services, Inc. (LOTS) (f/k/a National Laboratory Center, Inc.)
o        Incorporated in Tennessee April 25, 1985 and acquired by Parent July 14, 1995
o        Conducts toxicology and drugs of abuse laboratory testing services for health care professionals and industrial clients
o        Merged with and into LCAH on January 1, 2000.
Executive Tower Travel Inc.
o        Incorporated February 4, 1994 in Delaware by NHL
o        Previously provided travel services for employees of Parent and subsidiaries and utilized for benefits coordination
o        Merged into LCA on 1/21/03.
PoisonLab, Inc.
o        California corporation acquired by LCA on March 3, 2000
o        Provides clinical laboratory testing services
o        Merged into LCA 3/31/03.
Tower Collection Center, Inc.
o        Incorporated June 15, 1994 in Delaware as a subsidiary of RBL
o        Provided accounts receivable collection services to Parent and subsidiaries
o        Merged into LCAH 12/31/02.
Burt Medical Laboratory, Inc.
o        Inactive Connecticut corporation
o        Dissolved on 10/18/01.
LTC Services and Holdings, Inc.
o        100% ownership by Path Lab Holdings, Inc.
o        New Hampshire holding
o        Merged into Path Lab Holdings, Inc. March 2003
LabCorp Delaware, Inc.
o        Incorporated June 8, 1998 in Delaware as a subsidiary of LCAH
o        Holds certain clinical laboratory assets
o        Dissolved on 9/27/04
MWorld, Inc.
o        100% ownership by LTC Services and Holdings, Inc.
o        Inactive New York corporation
o        Merged into Path Lab Holdings, Inc. March 2003
3065703 Nova Scotia Company
o        100% owned by 3065619 Nova Scotia Co.
o        Merged into Dynacare Company April 2003
3033331 Nova Scotia Company
o        100% owned by Dynacare Financing GP (a U.S. subsidiary 1% owned by 3065703 Nova Scotia Company and 99% owned by Dynacare Company)
o        Merged into Dynacare Company April 2003
Dynacare Financing GP
o        1% owned by 3065703 Nova Scotia Company and 99% owned by Dynacare Company
o        Dissolved into Dynacare Company 4/01/03
Dynacare Delaware Financing LLC
o        100% owned by 3033331 Nova Scotia Company
o         Merged into Dynacare Laboratories, Inc.  4/01/03
Dynacare Texas Shareholder Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Merged into Dynacare Laboratories, Inc. 3/31/03
Dynacare Holdings Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Merged into Dynacare Laboratories, Inc. 3/31/03
Dynacare Texas Laboratories, Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Merged into Dynacare Laboratories, Inc.  3/28/03
Dynacare Laboratory Management, Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Merged into Dynacare Laboratories, Inc.  3/31/03
Dynacare Louisiana Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Merged into Dynacare Laboratories, Inc.  3/31/03
SVL Inc.
o        100% owned by Dynacare Northwest Inc.
o        Merged into Dynacare Northwest 3/31/03
 HT/DL LP
o        99% owned by Dynacare Laboratory Management, Inc. and 1% by Dynacare Texas Laboratories, Inc.
o        Dissolved  3/31/03
Dynacare Laboratories Investments, Inc.
o        100% owned by Dynacare Laboratories, Inc.
o        Merged into Dynacare Laboratories, Inc.  3/31/03
3065702 Nova Scotia Company
o        Amalgamated into Dynacare Company on 7/25/03
The Dynacare Health Group Inc.
o        Amalgamated into Dynacare Company on 7/25/03
Dynacare Inc.
o        Amalgamated into Dynacare Company on 7/25/03
Brampton Glendale Pharmacy
o        Sold 7/22/03
Dynacare Acquisition, Inc.
o        Dissolved 5/25/04
Dynacare Ilinois Inc.
o        Dissolved 5/25/04
Dynacare Laboratory Holdings, Inc.
o        Dissolved 5/25/04
Dynacare Texas LP, Inc.
o        Dissolved 5/25/04